Exhibit 99.1

Network Engines Announces Financial Results for the Fourth Quarter and Fiscal 2005 Year End; Company Concludes Year with Foundation Established to Grow Sales of NS Series Security Appliances

    CANTON, Mass.--(BUSINESS WIRE)--Nov. 3, 2005--Network Engines, Inc. (NASDAQ: NENG), a leading provider of storage and security server appliance products and services, today reported financial results for its fiscal fourth quarter and year ended September 30, 2005.

    Fourth Quarter Financial Performance Highlights

    -- Net revenues of $23.1 million compared to $24.3 million in the fiscal third quarter of 2005 and were greater than guidance of $20 million to $23 million.

    -- Gross profit of 12.2 percent of net revenues compared to 16.8 percent in the fiscal third quarter of 2005 and was in line with guidance of 11 to 13 percent.

    -- Operating expenses of $14.2 million included a $7.8 million goodwill impairment charge and a $273,000 charge for impairment of long-lived assets. The goodwill write-off resulted from the Company's annual impairment assessment as required by SFAS No. 142 "Goodwill and Other Intangible Assets" and was primarily related to less than expected sales of the Company's NS Series Security Appliances. Operating expenses compared to $6.2 million in the fiscal third quarter of 2005 and were greater than guidance of $6.7 million to $7.1 million because of the impairment charges.

    -- Net loss on a GAAP basis was $(11.1) million, or $(0.29) per share, which includes the $8.0 million of the above mentioned impairment charges and compared to a net loss of $(1.8) million or $(0.05) per share in the fiscal third quarter of 2005. Net loss was greater than guidance of $(3.8) million to $(4.2) million because of the impairment charges.

    --  Cash, cash equivalents and short-term investments totaled
        $37.4 million at the close of the quarter, compared to $40.3 million at June 30, 2005 and in line with guidance of between $36 million and $38 million.

    "This was an important year for Network Engines as we transitioned our Company into a pure play appliance company, developing and manufacturing server appliances for OEM customers and bringing our own NS Series Security Appliance product line to market," commented John Curtis, President and Chief Executive Officer of Network Engines. "During the year we strengthened and extended the relationship with our most significant OEM customer while adding new OEM customer engagements. Although sales of our NS Series security appliances were less than expected, we believe that the strategic investments made during the year in our NS Series Security Appliance business created a foundation to support future growth of that business."

    OEM Appliance Operations

    Sales of OEM appliances to EMC Corporation were 80 percent of total net revenues in the fiscal fourth quarter compared to 83 percent in the fiscal third quarter of 2005. Network Engines entered three new customer engagements during the fourth quarter for its unique value-add services, which added to its existing client roster of top tier OEM partners such as Nortel, Network Intelligence and Borderware.

    Distribution Operations

    Network Engines exited from its business of distributing third-party data storage networking products in December 2004; since that time its Distribution Operations has been comprised of the Company's NS Series family of security appliances, powered by Microsoft's Internet Security and Acceleration (or ISA) Server 2004.

    Recent key accomplishments in its distribution business include:

    -- Ended the September quarter engaged with more than 120 resellers in North America and Europe.

    -- Launched two new hardware platforms, the NS6250, a lower cost solution for smaller business or branch locations and the NS8400, the highest performance platform which includes advanced functionality.

    -- Announced version 3.0 software for all NS Series Security Appliances featuring management integration into the Microsoft Operations Manager and advanced protection for web-based communications, including Websense web security software.

    -- Awarded best firewall for the NS Series Security Appliance in Redmond Magazine Editor's Choice Awards 2005.

    "Over the past year, we have invested to create a foundation that will enable Network Engines to pursue the large addressable market we believe exists for our NS Series Security Appliances," continued Curtis. "Through our investments, which we plan to continue during fiscal 2006, we have developed relationships with key strategic partners such as Microsoft and Websense and created differentiating intellectual property to support our growing family of NS Series products. In addition, we are building an increasingly capable sales channel with more than 120 partners in North America and Europe that will be the platform for sales of our NS Series appliances."

    Fiscal Year 2005 Financial Performance

    -- Net revenues for the year ended September 30, 2005 were $98.1 million, compared to $136.8 million for the year ended September 30, 2004. The lower net revenues reflect the previously announced strategic decision to exit the third-party storage networking products distribution business, which was completed in the first quarter of fiscal 2005. Net revenues in the OEM segment were $92.9 million in fiscal 2005 compared to $80.3 million in fiscal 2004.

    -- Net loss for the year ended September 30, 2005 was ($15.6) million, or ($0.42) per share and includes approximately $8.1 million of impairment charges, restructuring charges of $366,000 and stock compensation expense of $14,000. The net loss for fiscal year ended September 30, 2005 compared to a net loss of ($1.6) million, or ($0.04) per share for the year ended September 30, 2004, which included $4.0 million non-cash intangible assets impairment charge, intangibles amortization of $297,000, a recovery of restructuring charges of ($107,000) and stock compensation of $390,000.

    Business Outlook

    Network Engines currently anticipates the following results for its fiscal first quarter ending December 31, 2005, based on current forecasts from certain partners, historical and seasonal trends.

    -- Net revenues in the range of $23 million to $26 million, primarily attributable to OEM Appliance operations.

    -- Gross profit in the range of 14 percent to 16 percent of net revenues.

    -- Operating expenses between $8.2 million and $8.5 million with approximately $700,000 to $1 million of that estimated to be stock compensation expense related to the adoption of FASB Statement No. 123 (revised 2004), Share-Based Payment (FAS 123(R)). The December quarter will be the first quarter that the Company will be recognizing stock compensation expense in its statement of operations in accordance with FAS 123(R).

    -- Net (loss) on a GAAP basis between a net loss of $(3.5) million to a net loss of $(4.2) million with approximately $700,000 to $1 million of that estimated to be stock compensation expense related to the adoption of FAS 123(R) as previously noted.

    -- Cash, cash equivalents and short-term investments of between $32 million and $34 million.

    "To date, we have made significant investments in our NS Series opportunity, supported by the performance of our OEM business and the strength of our balance sheet," stated Doug Bryant, Vice President of Finance and Administration and Chief Financial Officer. "While profitability remains one of management's key objectives, our continued investments in what we believe is a significant market opportunity will result in the generation of net losses for the near-term."

    Conference Call Details

    In conjunction with this announcement, Network Engines will host a conference call today at 10:00 a.m. (EST) to discuss the fiscal 2005 fourth quarter and year end results for the period ended September 30, 2005. The conference call will be available live at the Company's website at www.networkengines.com and will be archived on the site. To listen to the conference call via phone, please dial +1 (913) 981-5510 or (800) 289-0493 and reference "Network Engines." For those who cannot access the live broadcast, a replay will be available by dialing +1 (719) 457-0820 or (888) 203-1112 and entering "1457511"
from two hours after the end of the call until 11:59 p.m. (EST) on November 10, 2005. The replay will also be available at the Network Engines web site.

    Network Engines - THE Appliance Company

    Network Engines appliances are designed to ease the deployment, enhance manageability, and increase security of mission critical software applications.
    Our heritage of providing technology products and services tailored supporting to the entire lifecycle of our customers appliances has made us the appliance partner of choice for software market leaders.
    Founded in 1997, Network Engines is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about the Company's products and services visit: www.networkengines.com.

    Safe Harbor for Forward-Looking Statements

    Statements in this press release regarding Network Engines' (the "Company") future financial performance including statements regarding future revenues, gross profits, operating expenses, net income (loss), and cash, cash equivalents and short-term investments position and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2004 and the Company's Form 10-Q for the quarter ended June 30, 2005 under the section "Factors That May Affect Future Operating Results" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.
    Network Engines and the Network Engines logo are trademarks of Network Engines, Inc. All other trademarks are the property of their respective holders.


                         Network Engines, Inc.
            Condensed Consolidated Statements of Operations
                 (in thousands, except per share data)
                              (unaudited)


                           Three Months Ended           Year Ended
                      ---------------------------- -------------------
                      September   June    September     September 30,
                      30, 2005  30, 2005  30, 2004    2005      2004
                      --------- -------- --------- --------- ---------


Net revenues           $23,133  $24,305   $30,904   $98,071  $136,755
Cost of revenues        20,321   20,220    26,161    81,010   112,847
                      --------- -------- --------- --------- ---------

 Gross profit            2,812    4,085     4,743    17,061    23,908

Operating expenses:
 Research and
  development            1,834    1,702     1,949     7,504     6,156
 Selling and marketing   2,537    2,535     2,067     9,848     8,637
 General and
  administrative         1,830    1,909     1,594     7,838     6,430
 Stock compensation         (2)       -        24        14       390
 Amortization of
  intangible assets          -        -        31         -       297
 Impairment of
  intangible and long
  lived assets             273       26       399       298     4,013
 Impairment of
  goodwill               7,769        -         -     7,769         -
 Restructuring and
  other charges              -        -         -       366      (107)
                      --------- -------- --------- --------- ---------

    Total operating
     expenses           14,241    6,172     6,064    33,637    25,816

Net income (loss) from
 operations            (11,429)  (2,087)   (1,321)  (16,576)   (1,908)
Other income               308      286       117       993       333
                      --------- -------- --------- --------- ---------

Net income (loss)
 before income taxes   (11,121)  (1,801)   (1,204)  (15,583)   (1,575)
Provision for income
 taxes                       -        -        44         -        44
                      --------- -------- --------- --------- ---------

Net income (loss)     $(11,121) $(1,801)  $(1,248) $(15,583)  $(1,619)
                      ========= ======== ========= ========= =========

Net income (loss) per
 share - basic          $(0.29)  $(0.05)   $(0.03)   $(0.42)   $(0.04)
                      ========= ======== ========= ========= =========

Net income (loss) per
 share - diluted        $(0.29)  $(0.05)   $(0.03)   $(0.42)   $(0.04)
                      ========= ======== ========= ========= =========

Shares used in
 computing basic net
 income (loss) per
 share                  37,769   37,582    37,052    37,461    36,594

Shares used in
 computing diluted net
 income (loss) per
 share                  37,769   37,582    37,052    37,461    36,594



                         Network Engines, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)

                                           September 30, September 30,
                                                2005          2004
                                           ------------- -------------

ASSETS

Current assets:

  Cash and cash equivalents                      $9,468       $12,974
  Short-term investments                         27,894        26,614
  Restricted cash                                    47            47
  Accounts receivable, net                       10,442        13,222
  Inventories                                     9,227        14,342
  Other current assets                              905         1,257
                                           ------------- -------------

      Total current assets                       57,983        68,456

Property and equipment, net                       1,699         1,623
Goodwill                                              -         7,769
Other assets                                        122           173

                                           ------------- -------------

          Total assets                          $59,804       $78,021
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable                              $5,645        $9,312
   Accrued liabilities                            2,945         3,543
   Capital lease payable                             18             -
   Deferred revenue                               1,256           493
                                           ------------- -------------

      Total current liabilities                   9,864        13,348

Capital lease payable                                79             -

Stockholders' equity:
  Common stock                                      403           397
  Treasury stock                                 (2,838)       (2,838)
  Additional paid-in capital                    178,446       177,688
  Deferred stock compensation                         -            (7)
  Accumulated deficit                          (126,150)     (110,567)
                                           ------------- -------------

      Total stockholders' equity                 49,861        64,673

                                           ------------- -------------

          Total liabilities and
           stockholders' equity                 $59,804       $78,021
                                           ============= =============

    CONTACT: Financial Dynamics
             Bob Joyce / Peter Schmidt, 212-850-5600